UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019
Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CFMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2019, Paul S. Weiner, Chief Financial Officer of Conformis, Inc. (the “Company”), announced his resignation from the Company. In connection with his departure, Mr. Weiner will cease to serve as an executive officer (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended) of the Company, effective October 18, 2019.

In connection with Mr. Weiner’s resignation as Chief Financial Officer, the Company and Mr. Weiner entered into a Consulting Agreement (the “Consulting Agreement”), effective on October 19, 2019. Under the terms of the Consulting Agreement, Mr. Weiner has agreed to provide certain consulting services to the Company for a period commencing on October 19, 2019 and concluding on December 31, 2019. For his services, Mr. Weiner will be compensated with a cash payment of $15,017.76 for the period from October 19, 2019 through November 2, 2019 and at a fixed rate of $450 per hour for the period starting November 3, 2019 through December 31, 2019. Mr. Weiner will also be paid a one-time bonus of $65,000 upon the expiration of the Consulting Agreement and so long as certain conditions are satisfied.

As part of the Consulting Agreement, Mr. Weiner has agreed to abide by the terms and conditions set forth in the Employee Confidential Information, Inventions and Non-Competition Agreement, dated as of May 21, 2015, by and between the Company and Mr. Weiner. Mr. Weiner and the Company have also agreed to customary covenants relating to confidential information and intellectual property of the Company.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

On October 4, 2019, the Company issued a press release announcing Mr. Weiner’s resignation. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1*	Press Release of Conformis, Inc., dated October 4, 2019
10.1	Consulting Agreement, effective as of October 19, 2019, by and between Conformis, Inc. and Paul S. Weiner

*Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: October 4, 2019	By:	/s/ Mark Augusti
Mark Augusti
President and Chief Executive Officer